Securities and Exchange Commission
                         Washington, D. C.  20549-1004

                                  FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 6, 1995



                       KEMPER FINANCIAL COMPANIES, INC.
            (Exact name of registrant as specified in its charter)


Delaware               0-15253               36-3451068

(State or other   (Commission File Number)  (I.R.S. Employer
 jurisdiction of                             Identification Number)
 incorporation or
 organization)

One Kemper Drive                                  60049
Long Grove, Illinois                            (Zip Code)
(Address of principal
executive offices)


Registrant's telephone number, including area code:  (708) 320-4700



Item 5.  Other Events


A.  LEGAL PROCEEDINGS

On June 6, 1995, Kemper Corporation ("Kemper") and William R. Buecking, a former officer of a Kemper subsidiary that is also a subsidiary of Kemper Financial Companies, Inc. (the "Company"), consented to the issuance of an order by the Securities and Exchange Commission (the "Commission") without admitting or denying the findings therein. This administrative proceeding (In the matter of Kemper Corporation and William R. Buecking, Securities Exchange Act Release No. 35814) resolved the previously disclosed Commission investigation into certain of Kemper's real estate-related accounting practices and related disclosures. Kemper fully cooperated throughout the investigation. The order alleged that in 1990 and 1991, (i) Kemper violated Sections 13(a) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-1, 13a-13 and 12b-20 promulgated thereunder in connection with Kemper's filing with the Commission of periodic reports for the first, second and third quarters of 1990, the year ended December 31, 1990, and the first and second quarters of 1991, and (ii) Mr. Buecking, as the person with direct responsibility for Kemper's real estate portfolio, caused certain of Kemper's violations. The order also ordered Kemper and Mr. Buecking to cease and desist from committing or causing any violations and future violations of said statutory and regulatory provisions.


B.  SALE OF STATE STREET COMMON STOCK

On June 21, 1995, Kemper Financial Services, Inc. ("KFS") sold the 2,986,111 shares of common stock of State Street Boston Corporation ("State Street") which KFS received from State Street on January 31, 1995 in exchange for KFS's 50 percent interest in Investors Fiduciary Trust Company. The Company expects to record an after-tax gain of approximately $4.3 million in the second quarter of 1995 from the sale of the State Street common stock.


C.  ORANGE COUNTY UPDATE

On July 11, 1995, Kemper announced that the five non-government taxable money market funds managed by KFS which collectively hold $198 million of Orange County notes consented to extend the maturity date of such notes to June 30, 1996. The bank letter of credit arrangements with respect to the Orange County notes were also extended to the new maturity date. The Company expects to take an additional charge in the second quarter of 1995 to reflect recent declines in the estimated market value of the Orange County notes. A copy of Kemper's July 11, 1995 press release is filed herewith as Exhibit No. 20.1 and is incorporated herein by reference. A copy of Amendment No. 2, dated as of July 7, 1995, to the Letter of Credit Agreement, dated as of January 26, 1995, is filed herewith as Exhibit No. 10.1 and is incorporated herein by reference. A copy of the Amended Restated Note Proceeds Transfer Agreement dated as of July 7, 1995 is filed herewith as Exhibit No. 10.2 and is incorporated herein by reference.


D.	REAL ESTATE ASSET SALES

In compliance with the Agreement and Plan of Merger among Zurich Insurance Company, Insurance Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., ZIP Acquisition Corp. and Kemper dated as of May 15, 1995 (the "Merger Agreement," a copy of which was filed as Exhibit No.
2.1 to the Company's Form 8-K filed May 23, 1995), Kemper has been using diligent efforts to enter into agreements to sell, and to cause its subsidiaries (including the Company and its subsidiaries) to enter into agreements to sell, various real estate assets, including certain mortgage and other loans, real estate owned and equity interests in real estate. Pursuant to Section 4.6(a) of the Merger Agreement, Kemper has the right to require that any binding sale agreement with a third party include a condition that Kemper (and therefore the Company) shall not be obligated to consummate such real estate asset sale unless either the Merger (as defined in the Merger Agreement) is consummated or the Preliminary Closing Conditions (as defined in the Merger Agreement) are satisfied or waived.

Since May 15, 1995, however, with respect to certain selected real estate assets, the Company has entered into sale agreements without requiring the above-described condition, or the Company has otherwise determined that it is willing to enter into such sales contracts. A major consequence of the Company's unconditional intent to sell such assets under current real estate market conditions is the Company's recording of additions to its provisions for real estate-related losses (reserves and write-downs) to mark the subject assets down to the estimated or actual sales contract prices (less estimated sales expenses). Such prices in several instances differed significantly from the Company's carrying values as determined pursuant to Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan." Primarily due to these differences, the Company presently expects that additions to reserves and write-downs in the second quarter of 1995 will result in after-tax, real estate-related, realized investment losses of approximately $35 million.

Although Kemper and the Company would not have intended to sell all of such real estate assets at such prices in the absence of the Merger Agreement, the Company determined that it would proceed with the sales with respect to selected assets without the above-described condition in order to facilitate their sales. Such action was in accordance with the strategy and desires of the other parties to the Merger Agreement. Such action, therefore, is intended to facilitate the Merger and will not result in any adverse effect on the Merger.

If the Company determines to enter into other real estate sales contracts without including therein the above-described condition, then further additions to the Company's provisions for real-estate related losses may be necessary.



Item 7.  Financial Statements and Exhibits

(b)  Exhibits.

Exhibit No.

10.1	Amendment No. 2, dated as of July 7, 1995, to the Letter of
Credit Agreement, dated as of January 26, 1995, among Kemper
Asset Holdings, Inc., the banks party thereto and The Bank of New
York as administrative agent and issuing bank.*

10.2	Amended Restated Note Proceeds Transfer Agreement dated as of
July 7, 1995 among Kemper Asset Holdings, Inc., certain
Massachusetts business trusts and Kemper Corporation as guarantor.*

20.1	Press release of Kemper Corporation dated July 11, 1995.*


- ------------------
*Incorporated herein by reference to the identically numbered exhibits to Kemper Corporation's Form 8-K dated May 17, 1995 which was filed July 14, 1995.




                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              KEMPER FINANCIAL COMPANIES, INC.

                              By: JOHN H. FITZPATRICK
                                  -------------------
                                  John H. Fitzpatrick
                                  Executive Vice President
                                  and Chief Financial Officer

July 17, 1995